EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2024-V5 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, Berkadia Commercial Mortgage LLC, as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Warwick New York Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Warwick New York Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Warwick New York Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Warwick New York Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Warwick New York Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Philadelphia Marriott Downtown Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Philadelphia Marriott Downtown Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Philadelphia Marriott Downtown Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Philadelphia Marriott Downtown Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Philadelphia Marriott Downtown Mortgage Loan, Berkadia Commercial Mortgage LLC, as Primary Servicer for the Tysons Corner Center Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Tysons Corner Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Tysons Corner Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Tysons Corner Center Mortgage Loan, Berkadia Commercial Mortgage LLC, as Primary Servicer for the Garden State Plaza, Argentic Services Company LP, as Special Servicer for the Garden State Plaza, Computershare Trust Company, National Association, as Trustee for the Garden State Plaza, Computershare Trust Company, National Association, as Custodian for the Garden State Plaza, Pentalpha Surveillance LLC, as Operating Advisor for the Garden State Plaza, Wells Fargo Bank, National Association, as Primary Servicer for the Galleria at Tyler Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Galleria at Tyler Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Galleria at Tyler Mortgage Loan, LNR Partners, LCC, as Special Servicer for the Galleria at Tyler Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Galleria at Tyler Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Galleria at Tyler Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Galleria at Tyler Mortgage Loan and CoreLogic Solutions, LLC, as Servicing Function Participant for the Galleria at Tyler Mortgage Loan.

Date: March 16, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)